SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2007

SOUTHEASTERN BANK FINANCIAL CORPORATION
(Exact name of Registrant as Specified in Charter)

Georgia	0-24172	58-2005097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3530 Wheeler Road, Augusta, Georgia 30909
(Address of Principal Executive Offices)

(706) 738-6990
Registrant’s telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On December 19, 2007, the Board of Directors of Southeastern Bank Financial Corporation (the “Company”) approved the Southeastern Bank Financial Corporation Director Stock Purchase Plan (the “Plan”).  The purpose of the Plan is to provide non-employee directors of the Company and its wholly-owned subsidiaries with an opportunity to acquire an interest in the Company through the purchase of its common stock.

A Plan participant may elect to have all or a portion of his or her retainer and meeting fees allocated to the purchase of Company common stock on a quarterly basis.  Elections will be made prior to the first day of a calendar quarter, will be fixed for the duration of that quarter, and will continue on the same terms for subsequent quarters until an election to withdraw is timely filed. Director fees will be applied to the purchase of stock under the Plan as soon as possible after the last day of the calendar quarter, and the purchase price will be fair market value determined as of the last day of the calendar quarter.

A copy of the Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K, and the foregoing description is qualified in its entirety by reference to the terms of the Plan.

Item 9.01.    Financial Statements and Exhibits

Exhibit No.	Description

10.1	Southeastern Bank Financial Corporation Director Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOUTHEASTERN BANK FINANCIAL CORPORATION

DATE: December 21, 2007	s/ Darrell R. Rains
Darrell R. Rains
Chief Financial Officer